Exhibit 10.4

Pursuant to the terms and conditions of the Company’s 2024 Incentive Plan (the “Plan”), you have been granted a Restricted Stock Award for ________ shares of stock as outlined below.

Granted To:  Employee Name

Grant Date:  mm/dd/yy

Granted:  ##

Grant Price:  $##

Vesting Schedule:

By my signature below, I hereby acknowledge receipt of this Grant on the date shown above, which has been issued to me under the terms and conditions of the Plan.  I further acknowledge receipt of the copy of the Plan and agree to conform to all the terms and conditions of the Grant and the Plan.

Signature:  ___________________________          Date:_______________________